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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                   (Mark One)
  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

                           Date of report July 2, 1999


                         Commission file number 0-25135

                                 REDDING BANCORP
             (Exact name of Registrant as specified in its charter)

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
                          California                                              94-2823865
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)

                     1951 Churn Creek Road
                      Redding, California                                           96002
             (Address of principal executive offices)                             (Zip Code)
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       Registrant's telephone number, including area code: (530) 224-3333

        Securities registered pursuant to Section 12(b) of the Act: None

           Securities registered pursuant to Section 12(g) of the Act:
                      Common Stock, no par value per share

         Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the
         Securities Exchange Act of 1934 during the preceding 12 months
         (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]



   Indicate the number of shares outstanding of each of the issuer's class of common stock, as of the latest practicable date. June 30, 1999 2,650,858


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           Item 5. Other Events

           Press release for the following (article attached):

           Redding Bancorp announces Second Quarter 1999 Earnings

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              /s/ Linda J. Miles

                              BY: Linda J. Miles
                              Executive Vice President & Chief Financial Officer

REDDING BANCORP (RDDB)
COMPANY PRESS RELEASE
                                        FOR INFORMATION CONTACT:
                                        RUSSELL L. DUCLOS, PRESIDENT & CEO
                                        PHONE (530) 224-7326, OR
                                        LINDA J. MILES, CHIEF FINANCIAL OFFICER
                                        PHONE (530) 224-7318
                                        WWW.REDDINGBANKOFCOMMERCE.COM

FOR IMMEDIATE RELEASE:

REDDING BANCORP OF REDDING, CALIFORNIA, ANNOUNCES 1999 SECOND QUARTER EARNINGS

--------------------------------------------------------------------------------

REDDING, CALIFORNIA, JULY 6, 1999/ PRNEWSWIRE--Redding Bancorp (OTCBB-RDDB) today announced net income of $2,033,000 or $0.71 per diluted share, for the six months ended June 30, 1999. This compares with net income of $2,039,000, or $0.70 per diluted share, for the prior year's comparable period.

Net interest income of $5,310,000 for the six months ended June 30, 1999 reflected a 5.3% increase, compared with $5,041,000 for the same period in the prior year. The increase in net interest income for the six-month period was due primarily to an increase in the volume of average interest-earning assets, which increased to $205 million for the quarter ended June 30, 1999, compared to $183 million for the comparable period a year ago. The improvement reflects a volume increase in loans and a lower cost of funding, reflecting growth in the construction and commercial real estate portfolio's as well as increased production at the Sacramento Real Estate Financing Group offices.


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Russell L. Duclos, President & CEO of Redding Bank of Commerce, stated "WE HAVE
MADE SUBSTANTIAL PROGRESS IN INCREASING OUR LOAN PRODUCTION WHICH TOTALED APPROXIMATELY $157 MILLION DURING THE FIRST SIX MONTHS OF 1999, AN INCREASE OF 31% OVER THE SAME PERIOD A YEAR AGO." He added that Redding Bank of Commerce's efficiency ratio continues to be in the top national performers at 50.59%.

Total assets increased approximately 8.2% to $224,330,000 at June 30, 1999, compared with $207,291,000 at June 30, 1998. Total deposits increased to $195,896,000 at June 30, 1999, compared with $181,168,000 at June 30, 1998.
Operating expenses were $3,293,000 for the six months ended June 30, 1999 compared to $3,233,000 for the six months ended June 30, 1998.

The increase during this period was primarily due to professional fees associated with the SEC filing of the company's registration statement (Form
10). The purpose of filing the registration and subsequent quarterly filings with the SEC is to provide improved liquidity to shareholders.

As Mr. Duclos indicated, total loan production for the six months ended June 30, 1999 was $157,185,000, which compares favorably to the last quarter of $147,733,000 and impressively to a year ago of $120,130,000. Increases during the quarter were noted primarily in commercial and financial loans, commercial real estate and construction lending. During the quarter, Redding Bank of Commerce introduced a new receivable-financing product called Business Manager(TM). The product allows the company's receivables to be converted to cash enhancing the bank's ability to assist business customers to grow and expand their businesses.

Also during the quarter, the company announced a repurchase program for up to 50,000 shares of Redding Bancorp stock during 1999. Strong earnings over the last several years allow the Bancorp to use some of its capital to create greater liquidity for investor shares. To date Redding Bancorp has repurchased 39,575 shares.

Redding Bank of Commerce's return on average common equity was 18.34% for the six months ended June 30, 1999, compared with 19.12% for the same period in 1998. Return on average assets was 2.07%, for the six months ended June 30, 1999, equal to the same period 1998.

Delinquent loans as a percentage of total loans-receivable were 0.67% at June 30, 1999, compared with 0.23% at June 30, 1998. Redding Bank of Commerce's loan loss reserves were at 2.08% to net loans at June 30, 1999, compared to 2.40% at June 30, 1998.

Redding Bancorp, located in Redding California is a bank holding company that owns Redding Bank of Commerce, a federally insured California banking corporation, which opened on October 22, 1982. Redding Bank of Commerce has two full service offices



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in Redding, California and operates two loan production offices in the communities of Roseville, California and Chico, California. Redding Bancorp also owns Redding Service Corp., a California corporation formed in 1993 for the purpose of processing trust deeds.

                                 REDDING BANCORP
                             SELECTED FINANCIAL DATA
       (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)
                                SIX MONTHS ENDED

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
----------------------------------------------------------------------------------------------------------
                                        June 30, 1999                        June 30, 1998
----------------------------------------------------------------------------------------------------------
Operating Data:
  Net Interest Income                   $ 5,310                              $ 5,041
  Provision for Loan Losses             $    40                              $   145
                                        -------                              -------
  Net Interest Income after
     Provision for Loan Losses          $ 5,270                              $ 4,896

Other Operating Income:
  Service Charges                       $   145                              $   106
  Credit Card Income, net               $   886                              $   889
  Other Income                          $   418                              $   227
  Gain(loss) sale Investments           $     0                              $     0
                                        -------                              -------
     Total Operating Income             $ 1,449                              $ 1,225

Other Operating Expense:
  Compensation & benefits               $ 1,855                              $ 1,648
  Occupancy & Equipment                 $   448                              $   415
  FDIC Insurance Premiums               $     5                              $    11
  DP & Professional Fees                $   365                              $   176
  Other Expenses                        $   753                              $   638
                                        -------                              -------
      Total Other Expenses              $ 3,426                              $ 2,888

Income from Operations                  $ 3,293                              $ 3,233
   Income Tax Provision                 $ 1,260                              $ 1,194
                                        -------                              -------
            Net Income                  $ 2,033                              $ 2,039
                                        =======                              =======

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
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Key Financial Ratio's                   June 30, 1999                          June 30, 1998
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
Net income per share- basic             $ 0.77                                 $ 0.76
Net income per share- diluted           $ 0.71                                 $ 0.70

Net Interest Margin                       5.30%                                  5.58%

Return on Average Equity                 18.34%                                 19.12%
Return on Average Assets                  2.07%                                  2.07%
Book Value per share                    $ 9.51                                 $ 8.86
Operating Efficiency                     50.59%                                 46.90%

Total Assets                            $224,330,000                           $207,291,000
Loans Receivable, net                    157,185,000                            120,130,000
Deposits                                 195,896,000                            181,168,000
Shareholder Equity                            25,590                                 23,846

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